EXHIBIT 3.1


                        AMENDED AND RESTATED BY-LAWS OF
                          PANAMERICAN BEVERAGES, INC.
                              (AS OF MAY 3, 2002)

                                   ARTICLE I
                                    OFFICES

     Section 1. Registered Office. - The registered office of the Corporation shall be at Torre Dresdner Bank, Piso 7, Calle No. 50, 55-0820, in the City of Panama, Republic of Panama. The registered agent shall be Arias, Fabrega & Fabrega.

     Section 2. Other Offices. - The Corporation may also have offices at such other places within or without the Republic of Panama as the Board of Directors may from time to time appoint or the business may require.

                                  ARTICLE II
                            MEETING OF SHAREHOLDERS

     Section 1. Place of Meetings. - All meetings of the shareholders of the Corporation shall be held at the office of the Corporation in the Republic of Panama or at such other place within or outside the Republic of Panama as shall be specified in the notice thereof or waiver of notice, subject to
Section 4 of this Article.

     Section 2. Annual Meetings.

     (a) Purpose. - Subject to the provisions of Section 1 and 4 of this Article, an Annual Meeting of the Corporation will be held for the purpose of electing Directors and transacting such other business as may properly come before the meeting.

     (b) Time of Annual Meetings. - The annual meeting will be held at the hour of ten o'clock in the forenoon, on the second Tuesday in June of each year, or at such other date as may be determined by the Board of Directors and designated in the notice of meeting.

     Section 3. Special Meetings.

     (a) Purpose. - Special meetings of the shareholders may be called at any time, and for any purpose whatsoever.

     (b) Persons entitled to call special meetings. - Except as may be otherwise required by law, and subject to the rights of the holders of any series of stock having a preference over the common stock of the Corporation (the "Preferred Stock") with respect


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to such series of Preferred Stock, special meetings of the shareholders may be called by a majority of the number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board").

     (c) Method of Calling Special Meetings. - Upon the calling of a meeting by the Board of Directors, the officers forthwith shall cause notice to be given to the shareholders entitled to vote thereat in accordance with Section 4 of this Article.

     (d) Time of Special Meetings. - Special meetings called by the Board of Directors will be held at the time specified in the notice of meeting.

     (e) Place of Special Meetings. - Special meetings shall be held at such place as is stated in the notice thereof, subject to Sections 1 and 4 of this Article.

     (f) Transaction of Business at Special Meetings. - The business of any special meeting shall be confined to the purpose or purposes stated in the notice or waiver of notice thereof.

     Section 4. Notice of Meetings.

     (a) Recipients. - Notice of any meeting of the shareholders shall be given to those entitled to vote at such meeting by the President or the Secretary or other person charged with that duty.

     (b) Method of notice. - Notice shall be given by the Corporation to the holders of shares by posting the same in a postage prepaid letter addressed to each such shareholder at the address therefor in the books and records maintained by or on behalf of the Corporation, or at his last known address, or by delivering the same personally, not more than sixty (60) or less that ten (10) days prior to such meeting.

     (c) Contents of notice. - Notice of any meeting of shareholders shall specify the place, the day, and the hour of the meeting, and in the case of special meetings, the purpose or purposes of the meeting.

     (d) Waiver of notice. - All or any of the shareholders may waive notice of any meeting, before or after the holding of such meeting, and the presence of a shareholder at any meeting, in person or by proxy, shall be deemed a waiver of notice thereof by him, unless he objects to the absence of notice at the commencement thereof.

     (e) Meetings not requiring notice. - Meetings of the shareholders may be held at any time and place and for any purpose, without notice, when all of the shareholders entitled to vote at such meetings are present in person or by proxy or when all of such shareholders waive notice and consent to the holding of such meeting.

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     (f) Notice following an adjourned meeting. - When a shareholders' meeting is adjourned for forty-five (45) days or more, notice of the time and place of reconvening of the meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than forty-five (45) days, no notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

     (g) Except as otherwise provided by law, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting unless timely and due notice of an agenda item is submitted as provided in these By-Laws. If a shareholder entitled to vote at an annual or special meeting wishes to present to the Chairman of the Board or the President an item for consideration as an agenda item for such meeting, he must give timely notice to the Secretary of the Corporation and give a brief description of the business desired to be brought before such meeting. To be timely, such shareholder's notice must be mailed by postage prepaid letter to the principal executive offices of the Corporation, not less than the fifteenth day following notice of the meeting being sent by the Corporation, and if less than twenty-five days' notice of the meeting is given, then at or prior to the commencement of the meeting.

     Section 5. Quorum of Shareholders.

     (a) Definition. - Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the combined voting power of the shares of stock issued and outstanding and entitled to be voted at any meeting in accordance with Section 7, represented in person or by proxy, shall constitute a quorum for the transaction of business; except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Shares shall not be counted to make up a quorum for a meeting if they are not entitled to vote in the election of directors pursuant to the Articles of Incorporation or any Preferred Stock Designation (as defined in the Articles of Incorporation), or if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting or they have been acquired in violation of the Articles of Incorporation.

     (b) Loss of quorum. - When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof, for which notice is not required pursuant to these By-Laws, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (c) Adjournment. - The holders of a majority of the combined voting power of the shares entitled to vote represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

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     (d) Adjournment for lack of quorum. - In the absence of a quorum, the holders of a majority of the combined voting power of the shares entitled to vote represented at the time and place at which a meeting shall have been called, may adjourn the meeting from time to time until a quorum shall be present.

     (e) Transaction of business at an adjourned meeting. - At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of the shareholders at the meeting as originally convened.

     Section 6. Determining Shareholders of Record. - The Board of Directors may fix a time permitted by law as a record date for shares for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders. The record date so fixed shall not be more than forty (40) days prior to the date of the meeting. When a record date is so fixed, only shareholders of record on that date, as recorded in the stock register in accordance with Article V, Section 3, are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote on the stock records of the Corporation at ( i ) the close of business on the day preceding the day on which notice was given or, if such date is more than forty (40) days prior to the meeting, ( ii ) at the close of business on the fortieth (40th) day preceding the date of the meeting, are entitled to vote at the meeting.

     Section 7. Voting.

     (a) Eligibility. - Except as may be otherwise provided in the Articles of Incorporation and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, at all meetings of the shareholders, each holder of stock of the Corporation having the right to vote at such meeting shall be entitled to one vote for each such share standing registered in his name at the time of the closing of the stock register for said meeting, or if such stock register shall not have been closed, then for each such share of stock standing registered in his name at the time fixed by the Board of Directors as prescribed in Article II, Section 6 of these By-Laws. The Corporation shall not vote any treasury shares. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary except a trustee, may only be voted by him, either in person or by proxy, after satisfying the Board of Directors that such person is duly authorized to vote such shares. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee, or into the name of his nominee.

     (b) Manner of Voting. - Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, all resolutions of the shareholders shall be approved by the affirmative vote of the majority of the combined voting power of the shares present or represented at a meeting where a quorum is present

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and entitled to vote thereon, unless a greater vote is required by law, the
Articles of Incorporation or these By-Laws.

     Section 8. Proxies.

     (a) Eligibility. - Except as may be otherwise provided in the Articles of Incorporation, each holder of stock shall be entitled to one vote for each share held by him, either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and filed with the Secretary of the Corporation prior to the meeting, or by a duly authorized attorney-in-fact.

     (b) Term of Proxies. - A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

     (c) Revocation of proxies. - Any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, is presented to the meeting. Proxies can be revoked by the shareholder at any time, unless the appointment form specifically states otherwise and it is coupled with an interest.

     (d) Suspension of proxies. - Notwithstanding that a valid proxy is outstanding, the person executing a proxy may suspend the power of the proxy holder and vote in person if he is present at the meeting and elects to do so.

     Section 9. Conduct of Meetings.

     (a) Presiding Officer. - At every meeting of the shareholders, the Chairman of the Board, or in his absence, the President, or in their absence, any Vice-President, or in his absence, any Director, shall call meetings of the shareholders to order and shall act as chairman of such meetings; but in the absence of the Chairman of the Board, the President and Vice-Presidents, or any Director, the Board of Directors may appoint any shareholder to act as chairman of the meeting and, in default of an appointment by the Board of Directors of a chairman, the shareholders may elect a chairman to preside at the meeting.

     (b) Secretary. - The Secretary of the Corporation shall act as secretary of all meetings of the shareholders in accordance with Article IV, Section 7, and in his absence the assistant secretary shall serve as secretary in accordance with Article IV, Section 8, but in their absence the presiding officer may appoint any person to act as secretary of the meeting.

     (c) Judges of Proxies, Votes and Elections. - The Board of Directors at its annual meeting may appoint two or more judges of Proxies, Votes and Elections to serve until the final adjournment of the next annual shareholders' meeting.

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     Section 10. Action Without Meeting. - Except as otherwise provided by law or by the Articles of Incorporation and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, the shareholders may not take action by written consent without a meeting.


                                  ARTICLE III
                              BOARD OF DIRECTORS

     Section 1. Powers. - The property and business of the Corporation shall be managed and controlled by a Board of Directors. The Board shall have in addition to the powers expressly conferred upon them by the Articles of Incorporation and by these By-Laws all other powers which are not by statute, by the Articles of Incorporation or by these By-Laws directed or required to be exercised by the shareholders.

     Section 2. Number of Directors. - Subject to the rights of holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time by resolution adopted by a majority of the Whole Board, provided that such number shall not be less than seven (7) nor more than seventeen (17). The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in size as possible, with the term of office of each class as set forth in the Articles of Incorporation, and each director shall hold office until his or her successor shall have been duly elected and qualified.

     Section 3. Nomination of Directors. - Candidates for director of the Corporation shall be nominated only either by:

          (i) the Board of Directors or a committee appointed by the board of Directors, or

          (ii) nomination at any shareholders' meeting or on behalf of any shareholder entitled to vote thereat; provided, that written notice of such shareholder's intent to make such nomination or nominations shall have been given, either by personal delivery or by registered mail, postage prepaid, to the Secretary of the Corporation (1) with respect to an election to be held at an annual meeting of the shareholders, or (2) with respect to an election to be held at a special meeting of the shareholders for the election of directors, by the close of business on the fifteenth day following the date on which notice of such special meeting is first sent to the shareholders entitled to vote thereat or if less than twenty-five days' notice of such special meeting is so sent, then such nomination shall be timely if given to the Secretary of the Corporation immediately prior to the commencement of the meeting. Each such notice by a shareholder shall set forth: (1) the name and address of the (A) shareholder who intends to make the nomination and (B) person or persons to be nominated; (2) a representation that the shareholder is a due and lawful holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the

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person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as is set forth on Schedule I to these By-Laws; and (5) the manually signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting of the shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 4. Vacancies. - Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock and unless otherwise determined by the Board of Directors, any vacancies occurring in the Board of Directors, for any reason whatsoever, may be filled for the unexpired term by the vote of a majority of the remaining Directors, though less than a quorum.

     Section 5. Place of Meeting. - Any meeting of the Board of Directors may be held at such places as may be from time to time established by resolution of the Board, or which may be agreed to in writing by all the Directors of the Corporation.

     Section 6. Annual Meeting.

     (a) Purpose. - The annual meeting of the Board of Directors shall be held for the purpose of electing officers and transacting such other business as may be brought before the meeting.

     (b) Time of meeting. - The annual meeting shall be held each year immediately following the annual meeting of shareholders.

     Section 7. Regular Meetings. - Regular meetings of the Board may be held upon such notice, or without notice, as the Board of Directors may by resolution from time to time determine. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given.

     Section 8. Special Meetings.

     (a) Purpose. - Special meetings can be held by the Board of Directors for any purpose whatsoever.

     (b) Persons entitled to call special meetings. - Special meetings of the Board can be called by the Chairman of the Board, the President, a Vice-President, or a majority of the Board.

     (c) Method of calling special meetings. - Upon a valid call for a special meeting in accordance with section 8 (b) of this article, the Chairman of the Board, the

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President, or a Vice-President will cause notice to be given to each director, either in person, by mail, by telegraph, facsimile or by electronic mail, at least three (3) days in advance of the proposed meeting date, stating the time, place and purpose of the meeting.

     (d) Special meetings without notice. - Special meetings of the Board may be held for any purpose, without notice, whenever all of the Directors are present, or shall waive notice of and consent to the holding of such meeting or shall attend such meeting without protesting, at the beginning of such meeting, the lack of notice thereof.

     Section 9. Telephone Conference Meetings. - Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment that enables all persons participating to hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Meetings may be conducted entirely by telephone conference or by similar communications equipment.

     Section 10. Quorum.

     (a) Definition. - A whole number of Directors equal to at least a majority of the Whole Board, shall constitute a quorum for the transaction of business. The act of a majority of the Directors present in person or by proxy as provided in the Articles of Incorporation at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (b) Adjournment for lack of quorum. - In the absence of a quorum, the Directors present in person or by proxy as provided in the Articles of Incorporation at the time and place at which the meeting shall have been called, may adjourn the meeting from time to time, and from place to place until a quorum shall be present.

     Section 11. Conduct of Meeting.

     (a) Presiding Officer. - At every meeting of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the President, or in both their absences, any Vice-President designated by either of the Chairman of the Board or the President to perform such function, or any other person chosen by a majority of the Directors present, shall preside.

     (b) Secretary. - The Secretary of the Corporation shall act as Secretary of the Board of Directors, and in his absence the assistant secretary in accordance with Article IV, Section 8, but in their absence the presiding officer may appoint any person to act as Secretary of the meeting.

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     Section 12. Committees.

     (a) Authority to form. - The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee, and such other committees as it deems necessary or desirable.

     (b) Scope of committee authority. - Committees created by the Board of Directors may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to ( 1 ) an amendment to the By-Laws of the Corporation. ( 2 ) the adoption of a merger or consolidation, ( 3 ) the sale, lease, exchange, pledge, mortgage, transfer in trust or other disposition or encumbrance of all or a substantial part of the property and assets of the Corporation, ( 4 ) a voluntary dissolution of the Corporation or, to the extent permitted by law, a revocation thereof, ( 5 ) the declaration of dividends, or (6) filling vacancies on the Board of Directors.

     Section 13. Compensation. - Directors may receive such salary or fees (if any) for their services, as may be determined from time to time by resolution of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV
                                   OFFICERS

     Section 1. Designations. - The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board may also elect such other officers and agents as may be deemed necessary, who shall have such authority and perform such duties as may from time to time be prescribed by the Board. Notwithstanding any other provision of these By-Laws, the authority, duties or requirements of the officers of the Corporation shall be as set forth in this Article IV or as otherwise may be prescribed from time to time by the Board of Directors.

     Section 2. Eligibility. - No officer need be a Director, and any person may hold two or more offices, but no officer may act in more than one capacity where action of two or more officers is required.

     Section 3. Term of office.

     (a) Duration. - Officers shall be elected by the Board and shall hold office for one year, and until their successors are elected.

     (b) Removal of officers. - Any officer may be removed at any time by the affirmative vote of a majority of the Board.

     (c) Vacancies. - Vacancies occurring among the officers of the Corporation shall be filled, and their salaries fixed, by the Board of Directors.

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     Section 4. Chairman of the Board of Directors.

     (a) The Chairman of the Board of Directors shall, if present, preside at all meetings of the Board of Directors and shareholders, serve as ex-oficio member of all committees, and shall have such other duties or titles as may be specified by the Board of Directors from time to time.

     (b) The Chief Executive Officer, subject to the control of the Board of Directors of the Corporation, shall have general charge of the business, affairs and property of the Corporation as well as control over its several officers. The Chief Executive Officer shall have without limitation, the same powers and authority granted to the President pursuant to Section 5 of this Article and shall also have such further duties, powers and authority as may be specified or granted to such officer by the Board of Directors from time to time.

     Section 5 President. The President shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors and of the Chief Executive Officer. Within this authority he shall:

     (a) Conduct meetings.- The President shall preside at all meetings of the shareholders in the absence of the Chairman of the Board of Directors.

     (b) Sign share certificates.- The President or Vice-President shall sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary.

     (c) Execute instruments.- The President shall, when authorized by the Board of Directors, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, power of attorney, and other instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contacts as the ordinary conduct of the Corporation's business may require.

     (d) Ex-oficio member of committees.- The President shall serve as ex-oficio member of all committees.

     (e) The President shall have such other duties or titles as may be specified by the Board of Directors from time to time.

     Section 6. Vice-President. - The Vice-Presidents shall be vested with all the powers and required to perform all the duties of the President, in the event of the latter's absence or disability, and also such of said powers and duties as the President may from time to time delegate to them. They shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors.

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     Section 7. Secretary. - The Secretary shall be responsible for making and keeping the corporate records. Within this authority he shall:

     (a) Record minutes. - The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record the votes and proceedings of said meetings in a book to be kept for that purpose.

     (b) Maintain custody of corporate records. - The Secretary shall have charge of such books and papers as properly belong to his office, or as may be committed to his care by the Board of Directors.

     (c) Maintain custody of stock register. - The Secretary shall have general charge of the stock register of the Corporation as provided in Article V, Section 3 of these By-Laws shall prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law or these By-Laws and shall maintain and reconcile the stock register on a quarterly basis. The Secretary may appoint the transfer agent to carry out any of the foregoing.

     (d) Sign share certificates. - The Secretary shall sign, with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors.

     (e) Issue notice of meetings. - The Secretary shall give and serve notices of meetings.

     (f) Other duties. - The Secretary shall also perform such other duties as pertain to his office or as may be required by the Board of Directors or the President.

     Section 8. Assistant Secretary. - At the request of the Secretary, or in his absence or disability, the Assistant Secretary, designated by the Board, shall perform all the duties of the Secretary, and when so acting, he shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors, or the Secretary.

     Section 9. Treasurer. - The Treasurer shall be responsible for making and keeping the corporate financial records. Within this authority he shall:

     (a) Maintain custody of corporate funds. - The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

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     (b) Disburse the corporate funds. - The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, or by the duly authorized officers of the Corporation, taking proper vouchers for such disbursements.

     (c) Prepare financial reports for the President and Directors. - The Treasurer shall render to the President or Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     (d) Prepare financial reports for shareholders. - The Treasurer shall prepare, or cause to be prepared, the financial statements to be included in the annual report to shareholders.

     (e) Other duties. - The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 10. Assistant Treasurer. - At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer, designated by the Board, shall perform all the duties of the Treasurer, and when so acting, he shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board of Directors, or the Treasurer.

     Section 11. Auditors. - One or more auditors shall be appointed annually for the ensuing year by the shareholders at each annual general meeting. The duties of the auditor shall include:

     (a) Auditing of financial documents. - The auditors shall examine the books, vouchers and accounts of the Corporation and documents having reference to the business thereof, such audit to be made at least yearly.

     (b) Financial statements. - The auditors shall prepare the balance sheet and profit and loss statement of the Corporation and submit them to the Board as soon after the close of the financial year as possible, and such balance sheet and profit and loss statement shall be presented to the shareholders at their annual meeting, and copies thereof sent to all shareholders.

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     Section 12. Miscellaneous.

     (a) Signatures. - All checks, drafts or orders for the payment of money, and all acceptances, bills of exchange and promissory notes shall be signed in such manner as shall be determined from time to time by the Board of Directors.

     (b) Officer or Employee Bonds. - Any officer or employee handling funds shall be bonded by a reputable bonding or insurance company in an amount to be determined by the Board of Directors, the premium for said bond to be paid by the Company.

                                   ARTICLE V
                                 CAPITAL STOCK

     Section 1. Certificates of Stock. - Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with Panamanian law and the Articles of Incorporation of the Corporation, as may be approved by the Board of Directors, and shall contain a reference to the inscription of the Corporation in the Mercantile Registry, and be signed by the Chairman of the Board, the President or any Vice-President and by the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on a certificate may be by facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance. All certificates of stock shall be consecutively numbered, and shall include the name of the person(s) owning the share represented thereby, together with the number of such shares and the date of issue.

     Section 2. Stock Transfer Register.

     (a) Definition. - The Corporation shall keep at the principal office, or at any office of the Corporation, or at the offices of a transfer agent appointed for a class of stock, a stock transfer register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, the amount paid for such shares (which shall be fully paid and non-assessable), and the number and date of cancellation of every certificate surrendered for cancellation. The stock register shall be conclusive evidence as to who are the registered shareholders entitled to vote at any meeting of the shareholders.

     (b) Closing of stock register. - The transfer books of the Corporation may be closed up to forty (40) days prior to the day of the annual or any special meeting of the shareholders, and may also be closed up to forty (40) days prior to declaration of a dividend by the Board, during which time no transfer of stock shall be registered.

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

     (c) Copies of register. - The Corporation shall keep and maintain copies of the said stock register but in the event of inconsistencies, the original stock register shall prevail.

     Section 3. Registered Shareholders. - The Corporation shall be entitled to treat the holder of record of any share or shares of stock in this Corporation as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 4. Transfers of Shares. - Transfers of stock shall be made on the books of the Corporation at the request of the holder in person or by attorney-in-fact, pursuant to authority acceptable to the Board of Directors, upon the surrender and cancellation of the certificate or certificates for such shares.

     Section 5. Transfer Agent. - The Board of Directors may appoint a bank or trust company to assist as the transfer agent or registrar of transfers of certificates of stock.

     Section 6. Canceled Certificates. - All surrendered certificates of stock shall be canceled and no new certificate shall be issued until a like certificate for the same number of shares shall have been surrendered and cancelled.

     Section 7. Lost Certificates. - Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor, and for the same number of shares, as the one alleged to have been lost or destroyed. The Board of Directors may require a bond or certain other assurances of indemnity in the amount and manner as determined by the Board of Directors.

     Section 8. Corporate Regulations Concerning Capital Stock. - The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient governing the issue, transfer and registration of the certificates for shares of the capital stock of the Corporation and any other matters deemed appropriate.

     Section 9. Restrictions on Transfers of Shares. - All transfers of shares are subject to the restrictions provided in the Articles of Incorporation or any Preferred Stock Designation or by law. Certificates for shares issued by the Corporation as to which such restrictions are applicable shall bear legends evidencing such restrictions.

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

                                  ARTICLE VI
                                   DIVIDENDS


     Section 1. Dividends and Reserves. - Dividends upon the issued and outstanding stock of the Corporation may be declared at any regular or special meeting of the Board of Directors.

     Section 2. Stock Dividends. - Subject to the provisions of the Articles of Incorporation, when the Directors shall so determine, dividends may be paid in stock of the Corporation; provided the stock requisite for such purpose shall be authorized and provided, if such stock has not theretofore been issued, there shall be transferred from surplus to the capital of the Corporation an amount at least equal to that for which such stock could be lawfully issued.


                                  ARTICLE VII
                                  FISCAL YEAR

     The fiscal year of the Corporation shall commence on the first day of January in each year or as may otherwise be determined by the Board of Directors.


                                 ARTICLE VIII
                                INDEMNIFICATION

     Section 1. Indemnification of Officers and Directors. - The Corporation shall indemnify any person (including the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or an officer of the Corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law (Law 32 of 1927) of the Republic of Panama (the "Corporation Law"), and any other applicable law, as from time to time in effect. Such indemnification shall include advancement of expenses in advance of the final disposition of such action, suit or proceedings, subject to the provisions of any applicable law. Such right of indemnification shall not be deemed exclusive of any other rights to which such Director of officer may be entitled apart form the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Article VIII and the relevant provisions of the Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Section 2. Indemnification of Other Persons. - The Corporation may indemnify any person (including the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent ad in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

     Section 3. Insurance. - The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of
Section 1 and 2 of this Article VIII or under the Corporation Law or any other provision of law.


                                  ARTICLE IX
                                  AMENDMENTS

     These By-Laws may be altered, amended or repealed by the shareholders of the Corporation by the vote provided for in the Articles of Incorporation.













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